EXHIBIT 23.1

             [letterhead of Deloitte & Touche LLP]





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Stifel Financial Corp. 1998 Employee Stock Purchase Plan of our reports dated February 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10K of Stifel Financial Corp. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

October 10, 1997